Exhibit 99.5
September 18, 2006
VIA FEDERAL EXPRESS
PayPal, Inc.
c/o eBay
2145 Hamilton Avenue
San Jose, CA 95125
Attention: Kevin Kearns,
Senior Global Real Estate Manager

Re:	Sublease dated as of March 30, 2004 (the “Sublease Agreement”) between PayPal, Inc., a Delaware corporation (“Sublandlord”) and Nuasis Corporation, a Delaware corporation (“Original Subtenant”) covering approximately 25,879 rentable square feet of space in the building known as 303 Bryant Street in the City of Mountain View, California, as amended and assigned to Intervoice, Inc., a Texas corporation (“Subtenant”) pursuant to that certain Assignment, Assumption and Amendment of Sublease dated as of August 30,2006 (the “Assignment”; the Sublease Agreement, as amended and assigned, the “Sublease”)
Ladies and Gentlemen:
Reference is hereby made to the Sublease. Defined terms used and not otherwise defined herein shall have the meanings given such terms in the Sublease. Pursuant to Section 5(c) of the Assignment, Subtenant hereby notifies Sublandlord of Subtenant’s exercise of its Renewal Option, to extend the term of the Sublease to expire on June 30, 2012. Accordingly, the Extended Term shall commence on September 19, 2006, and the Base Rent during the Extended Term shall be the amounts set forth in Section 5(d)(i) of the Assignment.
Please have an authorized representative of Sublandlord execute this letter in the space provided below, in order to evidence its acknowledgement of Subtenant’s exercise of the Renewal Option as set forth herein, and return a fully executed copy of this letter to Subtenant at the following address: Intervoice, Inc., 17811 Waterview Parkway, Dallas, Texas 75252, Attention: Dean Howell. Upon Sublandlord’s execution and delivery of this letter, this letter shall serve as the written agreement referenced in the next to last sentence of Section 5(c) of the Assignment (it being understood, however, that pursuant to Section 5(c) of the Assignment, if Sublandlord does not execute this letter or any other agreement acknowledging Subtenant’s exercise of the Renewal Option, the Sublease shall nonetheless be extended for the Extended Term as set forth herein and in the Assignment).
[Signature page follows]

PayPal, Inc.
September 18, 2006

Sincerely,

INTERVOICE, INC., a Texas corporation

By:	/s/ H. Don Brown

Name:	H. Don Brown
Title:	SVP HR & Real Estate

By:	/s/ Dean Howell

Name:	Dean Howell
Title:	SVP & General Counsel & Secretary

ACKNOWLEDGED AND AGREED:

PAYPAL, INC., a Delaware corporation

By:

Name:

Title:

cc:	VIA FEDERAL EXPRESS:

PayPal, Inc. 2211 North First Street San Jose, CA 95131 Attention: John Muller, General Counsel